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                                                                   Exhibit 3(ii)

                             ARTICLES OF AMENDMENT
                                     TO THE
                              AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION
                                       OF
                           LDDS COMMUNICATIONS, INC.

                                       1.

                 The name of the corporation is "LDDS Communications, Inc." (the "Corporation").

                                       2.

                 Effective the date hereof, Article One of the Corporation's Amended and Restated Articles of Incorporation is amended, in its entirety, to read as follows:

                                      ONE

                          The name of this corporation is WorldCom, Inc.  This
                 corporation is referred to hereinafter as the "Corporation."

                                       3.

                 All other provisions of the Amended and Restated Articles of Incorporation, as previously amended, shall remain in full force and effect.

                                       4.

                 The foregoing amendment was proposed by the Board of Directors of the Corporation and was duly approved and adopted by the shareholders of the Corporation in accordance with the provisions of Section 14-2-1003 of the Georgia Business Corporation Code this 25th day of May, 1995.

                 IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed and attested by its duly authorized officers this 25th day of May, 1995.

                                        LDDS COMMUNICATIONS, INC.



                                        By: /s/ Bernard J. Ebbers
                                           ------------------------------------
                                                Bernard J. Ebbers, President
[CORPORATE SEAL]

ATTEST:


By: /s/ Scott D. Sullivan
   ------------------------------------
    Scott D. Sullivan, Ass't. Secretary